     As filed with the Securities and Exchange Commission on August 29, 2001
                           Registration No. 333-72643
            ---------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------

                                AMERUS GROUP CO.*
            ---------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                         IOWA                        42-1458424
            -------------------------------     ---------------------
            (State or other jurisdiction of         (IRS Employer
            incorporation or organization)      Identification Number)

                                699 WALNUT STREET
                                DES MOINES, IOWA
                                 (515) 362-3600
            ---------------------------------------------------------
               (Address, including zip code, and telephone number,
                 including area code, of Registrant's principal
                               executive offices)

                                                               Copy to:

            JAMES A. SMALLENBERGER                     RICHARD G. CLEMENS, ESQ.
      Senior Vice President and Secretary             Sidley Austin Brown & Wood
                AmerUs Group Co.                           Bank One Plaza
               699 Walnut Street                        10 S. Dearborn Street
          Des Moines, Iowa  50309-3948                 Chicago, Illinois  60603
                  (515) 362-3600                            (312) 853-7000
--------------------------------------------------
(Name, address, including zip code, and telephone number, including area code, of agent for service)


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

                                ----------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.[X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]


                                ----------------


* AmerUs Life Holdings, Inc., an Iowa Corporation, previously filed a Registration Statement on Form S-3 related to the offer and sale of up to 100,000 shares of its Class A Common Stock pursuant to its 1999 Non-Employee Stock Option Plan (Registration Statement No. 333-72643). Pursuant to Rule 414 under the Securities Act of 1933, as amended, and the principles set forth in the no action letter provided to AmerUs Life Holdings, Inc. and the Company on July 24, 2000, this Post-Effective Amendment No. 1 to Registration Statement No. 333-72643 is being filed by the Company for the purpose of adopting Registration Statement No. 333-72643 as its own for all purposes under the Securities Act and the Securities Exchange Act of 1934, as amended, as a result of the merger of AmerUs Life Holdings with and into the Company. In connection with the merger, each share of Class A Common Stock of AmerUs Life Holdings was converted into one share of Common Stock of the Company. Accordingly, no additional registration fee is required.

                                EXPLANATORY NOTE

     This Post-Effective Amendment No. 1 by the Company relates to the Registration Statement on Form S-3 (File No. 333-72643) of AmerUs Life Holdings, Inc., relating to its shares of Class A Common Stock previously registered for issuance under the AmerUs Life Holdings, Inc.1999 Non-Employee Stock Option Plan. Pursuant to Rule 414 promulgated under the Securities Act and the principles set forth in the no-action letter provided to AmerUs Life Holdings and the Company on July 24, 2000 from the Securities and Exchange Commission, the Company hereby adopts Registration Statement No. 333-72643 as its own for all purposes under the Securities Act and the Exchange Act, as a result of the merger described below.

     Pursuant to the Agreement and Plan of Merger, dated December 17, 1999, between AmerUs Life Holdings and the Company (f/k/a American Mutual Holding Company), AmerUs Life Holdings merged with and into the Company, with the Company as the surviving corporation. The merger became effective on September 20, 2000. As a result of the merger, each share of Class A Common Stock of AmerUs Life Holdings issued prior to the merger was automatically converted into one issued and fully paid and nonassessable share of Common Stock of the Company.

     The merger and related transactions are described in the Company's Registration Statement on Form S-4 (File No. 333-36992).

                                AMERUS GROUP CO.
                                699 WALNUT STREET
                           DES MOINES, IOWA 50309-3948
                                 (515) 362-3600

                           --------------------------

                       1999 NON-EMPLOYEE STOCK OPTION PLAN

                           --------------------------


     We are offering 100,000 shares of our common stock upon the exercise of options and, at our discretion, upon the exercise of stock appreciation rights granted to our insurance agents and other non-employees under the 1999 Non-Employee Stock Option Plan.


     When we grant an award of stock options or stock appreciation rights, we will enter into a separate agreement with you that sets forth additional terms of that award. You should refer to that stock option or stock appreciation rights agreement for information concerning the exercise price and number of shares that may be received when you exercise your stock options or stock appreciation rights. The common stock is listed on the New York Stock Exchange under the symbol "AMH."


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS DOCUMENT. THIS DOCUMENT IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN SECURITIES OFFERED BY THIS DOCUMENT. THIS DOCUMENT IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE AN OFFER OR SOLICITATION IN THAT JURISDICTION. THIS DOCUMENT IS DATED ________, 2001, AND YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS DOCUMENT IS ACCURATE AS OF ANY OTHER DATE. NEITHER THE MAILING OF THIS DOCUMENT NOR THE ISSUANCE OF ANY SECURITIES SHALL CREATE ANY IMPLICATION TO THE CONTRARY.


                        ---------------------------------


                  The date of this Prospectus is ________, 2001

                              AVAILABLE INFORMATION

     Because we are subject to the informational requirements of the Securities Exchange Act of 1934 we file periodic reports, proxy and information statements and other information with the Securities and Exchange Commission. We filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933 with respect to the securities. This prospectus does not contain all the information, exhibits and undertakings contained in that registration statement. Statements contained in this prospectus as to the terms of any contract or other document are not necessarily complete with respect to each of those contracts, agreements or other documents filed as an exhibit to the registration statement. We refer you to the exhibits for a more complete description of those matters.

     You can inspect and obtain the reports, proxy and information statements, the registration statement and other information that we have filed with the SEC

- at the SEC's public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549;

- at the SEC's regional offices located at Suite 1400, 500 West Madison Avenue, Chicago, Illinois 60661, and at 7 World Trade Center, 13th Floor, New York, New York 10048;

- at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005; and

- electronically by means of the SEC's home page on the World Wide Web located at http://www.sec.gov.


     You can also obtain copies of these materials by mail at prescribed rates from the public reference section of the SEC at its Washington, D.C. address set forth above.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act until we sell all of the securities.

1.   Our annual report on Form 10-K for the fiscal year ended December 31, 2000;

2. Our quarterly reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001;

3.   All other reports filed with the SEC by us under the requirements of
     Section 13(a) or 15(d) of the Securities Exchange Act since December 31, 2000, including the current reports on Form 8-K filed on February 23, 2001, March 29, 2001 and May 23, 2001 and a current report on Form 8-K/A filed on July 23, 2001; and

4. The description of the common stock contained in our registration statement on Form S-4 filed with the SEC on May 12, 2000, including any amendments or reports filed for the purpose of updating that description.

     Documents specifically incorporated by reference into this prospectus are available without charge. You may obtain documents incorporated by reference into this prospectus by requesting them in writing or by telephone at the following address or telephone number:

                                AmerUs Group Co.
                                699 Walnut Street
                           Des Moines, Iowa 50309-3948
                                 (515) 362-3600

     The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded or modified by information in this document or a later document we file with the SEC.

     These securities have not been approved or disapproved by the Iowa Commissioner of Insurance nor has the Iowa Commissioner ruled upon the accuracy or adequacy of this prospectus.

     The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. A number of matters and subject areas that we discuss or incorporate by reference in this prospectus are not limited to historical or current facts and deal with potential future circumstances and developments. Factors that may cause our actual results to differ materially from those contemplated or projected in any forward looking statements include, among others, the following possibilities:

     1. heightened competition, including new competitors and the development of new products by competitors;

     2. adverse state and federal legislation and regulation, including increases in minimum capital and reserves, and other financial requirements and additional regulations;

     3. failure to develop multiple distribution channels in order to obtain new customers or failure to retain existing customers;

     4. inability to carry out marketing and sales plans, including changes to some products and acceptance of the changed products in the market;

     5.   loss of key executives;

     6.   changes in interest rates causing a reduction of investment income;

     7. general economic and business conditions that are less favorable than expected;

     8.   unanticipated changes in industry trends;

     9. inaccuracies in assumptions regarding future morbidity, persistency, mortality and interest rates used in calculating reserve amounts;

     10.  adverse changes in ratings assigned by rating agencies;

     11.  changes in tax laws which negatively affect demand for our products;
          and

     12. other risk factors or uncertainties listed above or listed from time to time in this prospectus or any document incorporated by reference in this prospectus.

     A variety of factors could cause our actual results to differ materially from the expected results expressed in our forward-looking statements, including those set forth in this prospectus or those documents incorporated by reference.

                                AMERUS GROUP CO.

     We are a holding company whose subsidiaries are engaged in the business of marketing, underwriting and distributing a broad range of individual life insurance and annuity products to individuals and businesses in 50 states, the District of Columbia and the U.S. Virgin Islands. We also own a real estate management company in which we conduct limited real estate management, development, syndication and marketing activities. We have two reportable operating segments: Life Insurance and Annuities. The Life Insurance segment's primary product offerings consist of whole life, universal life and term life insurance policies. The primary product offerings of the Annuity segment are individual and group fixed and variable annuities. Throughout this prospectus the words "we", "us", "our" and "AmerUs" refer to both AmerUs Group Co. and our subsidiaries.

     Our principal executive office is located at 699 Walnut Street, Des Moines, Iowa 50309-3948. Our telephone number is (515) 362-3600. You can find additional information concerning AmerUs and our business activities in the documents incorporated by reference in this prospectus.

                                    THE PLAN

ADMINISTRATION OF THE PLAN

     The plan will be administered by Douglas K. Owens, Vice President - Compensation of AmerUs or any successor designated by our chief human resources officer or our board of directors.

PLAN ELIGIBILITY

     Our agents and other non-employees will be eligible to receive options or stock appreciation rights under the plan pursuant to criteria established by the administrator. Each person who receives an award under the plan is referred to as a participant. We have no obligation to select any or all agents or non-employees for participation in the plan. For purposes of the plan, an agent is a person who

          - is an agent, managing general agent, personal producing agent or other person,

          -    is an independent contractor, and

          - receives commissions, overrides or other amounts in connection with the sale of life insurance or annuities issued by one of our subsidiaries.


A non-employee is a person who is neither an agent nor an employee, but significantly contributes to our success.

THE GRANT OF AWARDS

     Each year we will announce whether awards will be granted, the criteria for granting awards, the vesting requirements for awards granted and all other provisions designated by the administrator with respect to those awards to be granted during that year. Awards will consist of stock options and/or stock appreciation rights.

                                     OPTIONS

OPTION PRICES

     When we grant an option, the administrator will determine its exercise price. The exercise price will not be less than the closing price of the common stock as of the date of grant reported on the New York Stock Exchange, or the principal market on which the common stock is traded, if not listed on that exchange.

EXERCISING AN OPTION

     Subject to certain restrictions, participants may exercise options that are vested. Each option will be effective for no more than ten (10) years. If an option is not fully exercised by its expiration date it will terminate to the extent not previously exercised. The administrator will determine the schedule for the vesting of options. The administrator may also condition the exercise of options on performance goals or other criteria.

     A participant may exercise an option by delivering written notice to us and paying the exercise price. Participants may exercise options in full or in part, but not for less than 100 shares of common stock. Options exercisable for less than 100 shares may only be exercised for the full number of shares covered. A participant will become a shareholder of those shares for which an option is exercised at the time the administrator determines that the exercise is valid, the option price has been received and a certificate for the shares has been issued. We will issue shares of common stock as soon as practicable after exercise, but no sooner than ten (10) days after receiving notice of exercise.

PAYMENT OF THE OPTION PRICE

     A participant may pay the exercise price of an option in cash or by check. If the administrator agrees, and the participant satisfies any conditions in the option agreement, the participant can pay the exercise price by delivering previously held shares of the common stock or by a combination of cash and shares. If a participant uses shares for this payment, the value of each share delivered shall be the closing price reported on the New York Stock Exchange, or the principal market on which the common stock is traded, if not listed on that exchange, on the last trading date prior to the date of exercise.

                            STOCK APPRECIATION RIGHTS

     We will designate awards of stock appreciation rights in stock units. The administrator will determine the number of stock units granted for any award of stock appreciation rights. Each stock unit granted to a participant entitles that participant to receive an amount in cash or shares of common stock. The value of a stock unit will be equal to the difference between the fair market value of one share of common stock on the date of exercise of the stock unit and the fair market value of one share of common stock on the date that we grant the stock unit. The administrator will determine if the participant will receive cash or shares of common stock upon exercise of stock units.

     A participant may exercise his or her stock appreciation rights after an initial restricted period. The administrator will determine the length of the restricted period. The administrator will also determine the time frame, after the initial restricted period, during which a participant may exercise his or her stock appreciation rights. That time frame will be no more than ten (10) years from the date of grant. The time frame will be stated in the participant's stock appreciation rights agreement.

                               GENERAL PROVISIONS

AVAILABLE SHARES

     Subject to adjustments for stock splits, stock dividends and other changes in the number and character of shares of common stock available for awards, we will grant awards for up to 100,000 shares of common stock under the plan. The shares that we will deliver upon the exercise of options or in connection with stock appreciation rights may be authorized but unissued shares of common stock, issued shares of common stock which we have been reacquired or a combination.

     In the event of a stock split, stock dividend or similar change in the number and character of shares of common stock available for awards, we will adjust

          - the number of shares of common stock available for awards under the plan,

          - the exercise price per share of common stock under each outstanding option, and

          -    the number and value of stock units granted under the plan.

     The purpose and effect of this type of adjustment is to give you the same economic rights in our common stock that you had prior to a stock split, stock dividend or similar change.

THE EXERCISE OF AWARDS BY NON-PARTICIPANTS

     You may not transfer awards other than by will or by the laws of descent and distribution upon death. In the case of your death, your estate or heirs may exercise the award within thirty (30) days of death, to the same extent that you could have exercised the award at the time of your death.

THE TERMINATION OF AWARDS

     All awards terminate at the end of the term established by the administrator. The term may be no longer than ten (10) years from the date of grant.

     If we terminate our relationship with you for a material breach, any unexercised awards you hold will automatically terminate on the date that we give you notice of the material breach and/or the termination of your contract with us. A "material breach" means that you have breached a contract or an agreement with us and your breach constitutes conduct that causes us a monetary or other injury, including any act of dishonesty or improper sales. If you are a general agent, a material breach includes the conduct of your insurance agency.

     If your relationship with us is terminated for any other reason, including death or disability, you, or your heirs in the case of death, may exercise your award(s), solely to the extent that you were entitled to do so at the date of termination, for a period of thirty (30) days after the date of termination. Any unexercised awards will automatically terminate to the extent not exercised within this thirty (30) day period. The administrator will determine whether these provisions apply in the event that you maintain or enter into a different contract or relationship with us. This includes a change by an agent from a contract that includes a minimum production requirement to one that does not.

     If your relationship with us terminates, you will not be eligible to receive awards after the date of termination of the relationship. Any outstanding but unexercised awards will terminate as described in the preceding paragraph.

THE STATUS OF AN AWARD HOLDER

     Receiving an award does not give you any right to continue your relationship with us, and it does not interfere with our right to terminate our relationship with you at any time.

     You will not have rights as a shareholder for any shares of common stock subject to an award until the date we issue those shares.

CHANGE OF CONTROL OF AMERUS

     If we are a party to a merger or consolidation or if there is a tender offer for shares of our common stock, the administrator can make adjustments to the awards as necessary or appropriate, including:

          -    substituting new awards,

          -    terminating or adjusting outstanding awards, and

          -    accelerating or removing restrictions on outstanding awards.


PARTICIPANT'S AGREEMENTS

     The terms and conditions of your award(s) will be contained in an agreement or agreements between you and us. The terms of your agreement(s) will be consistent with the terms of the plan, but may include additional provisions and restrictions that are not inconsistent with the plan.

CONDITIONS TO ISSUE OR DELIVER COMMON STOCK

     Our obligation to issue or deliver shares of common stock upon the exercise of an award is subject to applicable laws and the approval of applicable governmental and regulatory authorities, including the consent or approval of the Iowa Commissioner of Insurance, if necessary or appropriate. As previously noted, we have the sole discretion to deliver cash or shares of common stock upon the exercise of stock appreciation rights.

RESALE OF COMMON STOCK

     You may publicly sell shares of common stock acquired pursuant to the plan. However, if you may be considered our "affiliate" as defined in the SEC rules under the Securities Act of 1933 any shares that you own may not be re-offered or resold except:

          -    under a separate prospectus covering those shares,

          -    in connection with Rule 144 under the rules of the Securities
               Act, or

          -    under another Securities Act exemption from registration.

                               TAX CONSIDERATIONS

OPTIONS

     Options granted under the plan are non-qualified options under the Internal Revenue Code. The grant of options will not result in the recognition of taxable income for federal income tax purposes. When a participant exercises an option, the participant recognizes, as ordinary income, the excess of the fair market value of the common stock on the date of exercise over the exercise price. We will be allowed a deduction for federal income tax purposes to the same extent and at the same time as the participant recognizes income.

     The tax basis of a share acquired by exercise of an option with a cash payment will be its fair market value used to determine the amount of taxable income arising from the exercise of the option. The holding period for purposes of determining whether a subsequent sale of the share results in the recognition of short-term or long-term capital gain or loss will begin on the day of transfer of the share to the participant.

     If a participant delivers shares of common stock that he or she already owns as payment of the exercise price of shares acquired on the exercise of an option, the delivery will not result in the recognition of a capital gain or loss on the previously owned stock. The number of option shares received in excess of the previously owned shares given up, in effect, are "purchased" with the untaxed appreciation on the previously owned stock. A participant's tax basis and holding period for the number of shares received equal to the number of shares delivered will be the same as that for the shares delivered. A participant's tax basis for shares received in excess of the number of shares delivered will equal the fair market value of the shares used to determine the amount of taxable income arising from the exercise of the option. A participant's holding period for those excess shares will begin on the date the shares are transferred to the participant.

STOCK APPRECIATION RIGHTS

     Generally, a participant will not realize taxable income upon the grant of a stock appreciation right. A person granted a stock appreciation right will realize ordinary income on the date the stock appreciation right is exercised in an amount equal to the sum of any cash received plus the fair market value determined as of the date of exercise of any shares received. We will be allowed a deduction for federal income tax purposes to the same extent and at the same time as the participant recognizes income.

     The tax basis of a share acquired by exercise of a stock appreciation right will be its fair market value used to determine the amount of taxable income arising from the exercise of the stock appreciation right. The holding period for purposes of determining whether a subsequent sale of the share results in the recognition of short-term or long-term capital gain or loss will begin on the date of transfer of the share to the person exercising the stock appreciation right.

GENERAL

     We will report the amount of taxable income arising from the exercise of an option or a stock appreciation right on IRS Form 1099. You should consult your tax advisor to determine the income tax consequences of holding and exercising any awards granted under the plan and of selling any stock acquired pursuant to that exercise, as well as to determine the effect of any state or local taxes.

     The plan is not qualified under Section 401(a) of the Internal Revenue Code and is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended.

                              OTHER CONSIDERATIONS

     The plan will continue in effect until all awards that we have granted expire. We will not grant any awards under the plan after February 12, 2009. The administrator or our board of directors may amend, suspend or terminate the plan. However, no action shall adversely affect or impair in any material respect any award granted under the plan without the consent of the participant holding the award.

                                 USE OF PROCEEDS

     We will use any proceeds from the exercise of awards for general corporate purposes.

                                  LEGAL MATTERS

     The legality of the common stock offered under this prospectus will be passed upon by Joseph K. Haggerty, Esq., Senior Vice President and General Counsel of AmerUs. Mr. Haggerty beneficially owns 31,087 shares of our common stock and has options to purchase 30,000 shares of our common stock.

                                     EXPERTS

     The consolidated financial statements appearing in our annual report on Form 10-K for the year ended December 31, 2000, have been audited by KPMG LLP, independent auditors, as described in their report included with the financial statements and incorporated by reference to this prospectus. The consolidated financial statements are incorporated by reference to this prospectus in reliance upon the report and given the authority of KPMG as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

              ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          Previously disclosed in the original Registration Statement.

               ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 490.832 of the Iowa Business Corporation Act (the "IBCA") provides that a corporation's articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that the provision does not eliminate or limit the liability of a director for a breach of the director's duty of loyalty to the corporation or its shareholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for a transaction from which the director derives an improper personal benefit, or under Section
490.833 of the IBCA. Further, Section 490.851 of the IBCA provides that a corporation may indemnify its directors against liabilities and reasonable expenses incurred by reason of such person serving in the capacity of director, if such person has acted in good faith and in a manner reasonably believed by the individual to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe the individual's conduct was unlawful. The indemnity provisions under Section
490.851 shall not apply (i) in the case of actions brought by or in the right of the corporation in which the director was adjudged liable to the corporation, or
(ii) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that impersonal benefit was improperly received by the director. In addition, Section 490.852 of the IBCA provides mandatory indemnification of reasonable expenses incurred by a director who successfully defends any action in which the director was a party because the director is or was a director of the corporation. Finally, Section
490.856 of the IBCA provides that, unless otherwise provided in a corporation's articles of incorporation: (i) an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 490.852 of the IBCA and is entitled to apply for court-ordered indemnification under Section
490.854 of the IBCA in each case to the same extent as a director, (ii) the corporation may indemnify and advance expenses under Section 490.852 to an officer, employee, or agent of the corporation who is not a director to the same extent as to a director, and (iii) a corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with law, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

          The Company's Articles of Incorporation provide that no director of the Company will be liable to the Company or its shareholders for monetary damages for any breach of fiduciary duty as a director, except to the extent otherwise required by the IBCA. This provision will not prevent shareholders from obtaining injunctive or other equitable relief against directors nor will it shield directors from liability under Federal or state securities laws. In addition, the Articles of Incorporation provide that the Company will to the maximum extent permitted by law, indemnify a person who incurs any loss by reason of the fact that he or she is or was or has agreed to be a director or officer of the Company or while a director or officer of the Company is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, subject to such person having met the standards of conduct required for such indemnification under Iowa law.

          As permitted by and in accordance with Section 490.857 of the IBCA, the Company maintains a directors' and officers' liability insurance policy to insure against losses arising from claims made against its directors and officers, subject to the limitations and conditions as set forth in the policies. In addition, the Company has entered into indemnification agreements with its directors and certain of its executive officers providing for the indemnification of such persons as permitted by the Company's Articles of Incorporation and Iowa law.

              ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

          The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement.

            EXHIBIT NO.       DESCRIPTION
            -----------       -----------

               3.1 Amended and Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 of the Company's Quarterly Report on Form 10-Q filed December 6, 2000).

               3.2 Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 of the Company's Quarterly Report on Form 10-Q filed December 6, 2000).

               4.1            [Intentionally omitted].

               4.2*           1999 Non-Employee Stock Option Plan.

               4.3**          Amendment No. 1 to the 1999 Non-Employee Stock
                              Option Plan.

               5.1** Opinion of Joseph K. Haggerty, Esq., Senior Vice President and General Counsel, regarding the legality of the securities being issued hereunder.

               23.1**         Consent of Counsel (contained on Exhibit 5.1).

               23.2**         Consent of KPMG LLP.

               24.1** Power of Attorney (contained on the signature page).

              * Previously filed.
              ** Filed herewith.


                             ITEM 17. UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Des Moines, State of Iowa, as of the 29th day of August, 2001.


                         By: /s/ Roger K. Brooks
                             ----------------------------
                                 Roger K. Brooks
                         Chairman of the Board, President and
                             Chief Executive Officer

          We, the undersigned officers and directors of AmerUs Group Co. hereby severally and individually constitute and appoint Michael G. Fraizer and James
A. Smallenberger, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to the Registration Statement on Form S-3, File No. 333-72643 (the "Registration Statement") under the Securities Act of 1933, as amended, including this Post-Effective Amendment No. 1 and any other post-effective amendments and all documents and instruments necessary or advisable in connection therewith including, without limitation, a registration statement under Rule 462, and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done on the premises as fully and to all intents and purposes of any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by or said attorneys and agents or each of them to any and all such amendments and instruments.

          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

          Signature                          Title                              Date
          ---------                          -----                              ----
            /s/ Roger K. Brooks              Director, Chairman of the          August 29, 2001
          ----------------------------       Board, President and Chief
            Roger K. Brooks                  Executive Officer (Principal
                                             Executive Officer)

            /s/ Michael G. Fraizer           Executive Vice President           August 29, 2001
          ----------------------------       and Chief Financial Officer
            Michael G. Fraizer               (Principal Financial Officer)

            /s/ Brenda J. Cushing            Vice President and Controller      August 29, 2001
          ----------------------------       (Principal Accounting Officer)
            Brenda J. Cushing

            /s/ John R. Albers               Director                           August 29, 2001
          ----------------------------
            John R. Albers

            /s/ Joseph A. Borgen             Director                           August 29, 2001
          ----------------------------
            Joseph A. Borgen

            /s/ Malcolm Candlish             Director                           August 29, 2001
          ----------------------------
            Malcolm Candlish

            /s/ Alecia A. DeCoudreaux        Director                           August 29, 2001
          ----------------------------
            Alecia A. DeCoudreaux

            /s/ Thomas F. Gaffney            Director                           August 29, 2001
          ----------------------------
            Thomas F. Gaffney

            /s/ Ralph W. Laster, Jr.         Director                           August 29, 2001
          ----------------------------
            Ralph W. Laster, Jr.

            /s/ John W. Norris, Jr.          Director                           August 29, 2001
          ----------------------------
            John W. Norris, Jr.

            /s/ Andrew J. Paine, Jr.         Director                           August 29, 2001
          ----------------------------
            Andrew J. Paine, Jr.

            /s/ Jack C. Pester               Director                           August 29, 2001
          ----------------------------
            Jack C. Pester

            /s/ John A. Wing                 Director                           August 29, 2001
          ----------------------------
            John A. Wing

            /s/ F.A. Wittern, Jr.            Director                           August 29, 2001
          ----------------------------
            F.A. Wittern, Jr.

                                  EXHIBIT INDEX

               EXHIBIT NO.    DESCRIPTION
               -----------    -----------

               3.1 Amended and Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 of the Company's Quarterly Report on Form 10-Q filed December 6, 2000).

               3.2 Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 of the Company's Quarterly Report on Form 10-Q filed December 6, 2000).

               4.1            [Intentionally omitted].

               4.2*           1999 Non-Employee Stock Option Plan.

               4.3**          Amendment No. 1 to the 1999 Non-Employee Stock
                              Option Plan.

               5.1** Opinion of Joseph K. Haggerty, Esq., Senior Vice President and General Counsel, regarding the legality of the securities being issued hereunder.

               23.1**         Consent of Counsel (contained on Exhibit 5.1).

               23.2**         Consent of KPMG LLP.

               24.1** Power of Attorney (contained on the signature page).

              * Previously filed.
              ** Filed herewith.